Ex-99.23.i

THOMPSON	BRUSSELS CINCINNATI CLEVELAND COLUMBUS DAYTON WASHINGTON, D.C.

HINE

April 13, 2006
The Gateway Trust
3805 Edwards Road, Suite 600
Cincinnati, Ohio 45209
          Re: The Gateway Trust, File Nos. 2-59895 and 811-02773
Gentlemen:
     A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 37 to The Gateway Trust Registration Statement (the “Registration Statement”). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 42 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP